UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2024

Montrose Environmental Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39394	46-4195044
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5120 Northshore Drive, North Little Rock, AR	72118
(Address of principal executive offices)	(Zip Code)

(501) 900-6400

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000004 par value per share	MEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On April 17, 2024, Montrose Environmental Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, William Blair & Company, L.L.C., and Evercore Group L.L.C., as representatives of the several underwriters named therein (collectively, the “Representatives”) relating to the offer and sale by the Company (the “Offering”) of 3,000,000 shares (the “Initial Shares”) of the Company’s common stock, par value $0.000004 per share (the “Common Stock”). The Company will sell the Initial Shares to the underwriters at the public offering price of $37.15 per share less underwriting discounts. In addition, pursuant to the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to an additional 450,000 shares of Common Stock (together with the Initial Shares, the “Shares”) on the same terms and conditions as the Initial Shares (the “Option”). On April 18, 2024, the underwriters exercised the Option in full.

The net proceeds to the Company from the Offering after deducting underwriting discounts and commissions and estimated offering expenses payable by us, including the Option, are expected to be approximately $121.8 million.

The Offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-278725) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2024, which became effective upon filing. The Company filed a preliminary and final prospectus supplement with the SEC in connection with the Offering on April 16, 2024 and April 19, 2024, respectively. The Offering and the Option are expected to close on April 22, 2024.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Registration Statement, preliminary prospectus supplement and final prospectus supplement related to the Offering. The Company has also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the executive officers and directors of the Company have entered into “lock-up” arrangements with the Representatives, which generally prohibit the sale, transfer or other disposition of securities of the Company for a 60-day period, subject to certain exceptions.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and among the Company and the Representatives, dated as of April 17, 2024

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on April 19, 2024 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montrose Environmental Group, Inc.

Date: April 19, 2024	By:	/s/ Allan Dicks
Name: Allan Dicks
Title: Chief Financial Officer